Exhibit 99.2

First Advantage Announces Promotion of Joelle Smith to President, Data, Technology, and Experience

The appointment further solidifies First Advantage’s position on the leading edge of product and technology innovation

ATLANTA, May 11, 2022 — First Advantage Corporation (NASDAQ: FA), a leading global provider of technology solutions for screening, verifications, safety, and compliance related to human capital, announces the promotion of Joelle Smith to President, Data, Technology, and Experience.

Smith has been leading First Advantage’s technology innovation and growth as Chief Experience Officer. In her new expanded role, Smith and her team will focus on accelerating and bolstering First Advantage’s data, automation, advanced technology, and products, further enhancing First Advantage’s exceptional applicant and customer experience.

“At First Advantage, we are focused on staying on the leading edge of product and technology innovation to best serve our customer’s needs. Our fast-paced industry, defined by high-velocity hiring trends, requires our customers to have access to fast, high-quality background screening data and technology to make vital decisions for their organizations,” Chief Executive Officer Scott Staples said.

“We are disrupting the applicant and customer experience by leveraging cutting-edge technologies, and I am pleased that Joelle is leading the charge as we continue to strategically invest in our growth to further enable our customers to hire smarter and onboard faster,” Staples continued.

Smith joined First Advantage in 2017. Under her direction, First Advantage streamlined technology and product operations and launched eight new products. In 2020, she was promoted to Chief Experience Officer. During her tenure, Smith transformed and united the Product, Sales Enablement, Engineering, Data Science, and IT organizations to drive industry-leading growth through novel and patent-pending products, ultimately helping to contribute to the successful IPO of the Company in June 2021.

Throughout her career, Smith has built a reputation for leading transformative growth initiatives fueled by innovation, with an unrelenting focus on customer experience. She has held executive positions in software and data science across the capital markets and financial services landscape, and in the travel and hospitality industries. In 2016, she was the recipient of the Women Worth Watching award by Profiles in Diversity Journal and Stevie Award finalist for the Female Executive of the Year category. In 2021, Smith received an Inspiring Leaders Award from Inspiring Workplaces and was recognized as a “Most Influential TA Thought Leader” by TAtech.org. Additionally, she was also added to Constellation Research’s Business Transformation 150, an elite list recognizing top global executives leading business transformation efforts in their organizations.

About First Advantage

First Advantage (NASDAQ: FA) is a leading global provider of technology solutions for screening, verifications, safety, and compliance related to human capital. The Company delivers innovative solutions and insights that help customers manage risk and hire the best talent. Enabled by its proprietary technology, First Advantage’s products and solutions help companies protect their brands and provide safer environments for their customers and their most important resources: employees, contractors, contingent workers, tenants, and drivers. Headquartered in Atlanta, Georgia, First Advantage performs screens in over 200 countries and territories on behalf of its more than 33,000 customers. For more information about First Advantage, visit the Company’s website at https://fadv.com/.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that are not historical facts. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to various risks, uncertainties, assumptions, or changes in circumstances that are difficult to predict or quantify, including those described under the “Risk Factors” section in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, as such factors may be updated from time to time in our periodic filings with the Securities and Exchange Commission (SEC), which are accessible on the SEC’s website at www.sec.gov. Any forward-looking statements included in this press release, or our SEC filings are made only as of their respective dates, and we undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments, or otherwise, except as required by law.

###

Media Contact:

Mariah Mellor

Director, Corporate Communications

Mariah.Mellor@fadv.com

(888) 314-9761

Investor Contact:

Stephanie D. Gorman

Vice President, Investor Relations

Investors@fadv.com

(888) 314-9761